SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 4, 2004

                                WIEN GROUP, INC.
               (Exact name of issuer as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


         333-862580                                  13-2614100
(Commission File Number)                    (IRS Employer Identification No.)


     525 Washington Blvd., Jersey City, New Jersey         07310
       (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (201) 216-0096

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         On May 4, 2004, the Issuer's Board of Directors nominated, appointed and elected Mr. Robert Geber to replace the Mr. Alan Hirsch's resignation from the Issuer's Board of Directors and as an officer. Mr. Geber has agreed to join the issuer's Board of Directors effective immediately.

         Mr. Geber is presently a partner in Vortex, Inc., a consulting and brokerage corporation specializing in the solid waste industry. Mr. Geber's senior management positions included that of Chief Executive Officer at All American Hauling, which he co-founded in 1998; and, of Senior Operating Offer of Alexander's, Inc. -- a $500 million revenue department store in the New York City area. At Alexander's, he was responsible for 10,000 employees in the chain's 16 stores through eight direct reports. During this time, Mr. Geber was the Director and President of the National Retail Loss-Prevention Association, and co-chaired a committee with the New York City Police Department on Public-Private security. After leaving Alexander's he became Chief Operating Officer for Temco, a public company in the commercial maintenance business. After this he became a private investor. In 1997, Mr. Geber was retained by the Savino Group, a privately-held hauling and recycling company in Jersey City, New Jersey, where he facilitated its sale to one of the national hauling companies.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         NOT APPLICABLE


Item 3.  BANKRUPTCY OR RECEIVERSHIP.

         NOT APPLICABLE


Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         NOT APPLICABLE


Item 5.  OTHER EVENTS.

         NOT APPLICABLE


Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         NOT APPLICABLE


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


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         NOT APPLICABLE


Item 8.  CHANGE IN FISCAL YEAR.

         NOT APPLICABLE


Item 9.  REGULATION FD DISCLOSURE

         NOT APPLICABLE


Item 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS

         NOT APPLICABLE


Item 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
         PLANS

         NOT APPLICABLE


Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         NOT APPLICABLE


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WIEN GROUP, INC.,
                                      A New York corporation (Registrant)



Date: May 4, 2004                     By: /s/ Stephen S. Wien
                                         ---------------------------------------
                                         STEPHEN S. WIEN, Chief Executive
                                         Officer


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